SECOND AMENDMENT
TO THE
 MCINTOSH STATE BANK
DIRECTOR RETIREMENT AGREEMENT
DATED DECEMBER 19, 2002
AND AMENDED JANUARY 9, 2007
FOR
 D. KEITH FORTSON

THIS SECOND AMENDMENT is adopted this 30th day of November, 2008, by and between MCINTOSH STATE BANK, a state-chartered commercial bank located in Jackson, Georgia (the “Company”), and KEITH D. FORTSON (the “Director”).

The Company and the Director executed the DIRECTOR RETIREMENT AGREEMENT on December 19, 2002 effective as of January 1, 2003, and executed a First Amendment on January 9, 2007 (the “Agreement”).

The undersigned hereby amend the Agreement for the purpose of bringing the Agreement into compliance with Section 409A of the Internal Revenue Code.  Therefore, the following changes shall be made:

Section 1.1 of the Agreement shall be deleted in its entirety and replaced by the following:

1.1
“Change of Control” means a change in the ownership or effective control of the Company or any entity which is the majority shareholder of the Company, or in the ownership of a substantial portion of the assets of the Company or any entity which is the majority shareholder of the Company, as such change is defined in Section 409A of the Code and regulations thereunder.

Sections 2.3, 2.3.1 and 2.3.2 of the Agreement shall be deleted in their entirety and replaced by the following:

2.3	Change of Control Benefit. Upon a Change in Control, the Company shall pay to the Director the benefit described in this Section 2.3 in lieu of any other benefit under this Agreement.

2.3.1
Amount of Benefit.  The annual benefit under this Section 2.3 is the Change of Control Annual Benefit set forth in Schedule A for the Plan Year ending immediately prior to the date of the Change in Control occurs, determined by vesting the Director in the projected Normal Retirement Benefit described in Section 2.1.1.

2.3.2
Payment of Benefit.  The Company shall pay the annual benefit amount to the Director in twelve (12) equal monthly installments commencing with the month following a Change of Control, payable to the Director for a period of ten (10) years.

IN WITNESS OF THE ABOVE, the Company and the Director hereby consent to this Second Amendment.

Director:                                                                           MCINTOSH STATE BANK

  /s/  D. Keith Fortson                                                      By/s/  William K. Malone
D. KEITH FORTSON                                                    Title    Chief Executive Officer